Exhibit 10.2

CERTAIN IDENTIFIED CONFIDENTIAL INFORMATION CONTAINED IN THIS EXHIBIT, MARKED BY [***] HAS BEEN OMITTED BECAUSE IT IS BOTH NOT MATERIAL AND IS THE TYPE THAT THE REGISTRANT TREATS AS PRIVATE OR CONFIDENTIAL, IN COMPLIANCE WITH REGULATION S-K ITEM 601(B)(10).

OMNIBUS TRANSACTION AGREEMENT

This OMNIBUS TRANSACTION AGREEMENT (this “Agreement”) is entered into as of January 9, 2023, by and among:

(i)

the undersigned holders (the “Convertible Noteholders”) of convertible notes (the “Convertible Notes”) issued under that certain Indenture, dated as of May 26, 2021 (as amended, restated, amended and restated, supplemented, or otherwise modified from time to time, the “Indenture”), by and among Quotient Limited, a limited liability no par value company incorporated under the laws of Jersey, Channel Islands (the “Issuer”), the Guarantors party thereto, and Wilmington Savings Fund Society, FSB, as trustee;

(ii)	Quotient Holdings Newco, LP, a Delaware limited partnership (“Newco”);

(iii)	Quotient Holdings Finance Company Limited, an exempted limited liability company incorporated under the laws of the Cayman Islands (“Finance Co”);

(iv)	Quotient Holdings Merger Company Limited, a subsidiary of Finance Co, incorporated under the laws of the Cayman Islands (“Merger Co”); and

(v)	the Issuer.

All capitalized terms used but not otherwise defined herein shall have the meanings ascribed to them in the Indenture.

RECITALS:

WHEREAS, pursuant to that certain Transaction Support Agreement, dated as of December 5, 2022 (the “TSA”), among the Issuer, the Convertible Noteholders and the other parties thereto, the Issuer, the Convertible Noteholders and the other parties thereto have agreed to, among other things, consummate the transactions contemplated by the Implementation Steps Memo (as defined in the TSA), either pursuant to the terms thereof or as may be modified pursuant to the terms of the TSA (such Implementation Steps Memo, as may be so modified, the “Implementation Steps Memo”); and

WHEREAS, in furtherance of steps 3.1(a)-(c) of the Implementation Steps Memo, the parties hereto desire to effect a series of transactions set forth below.

NOW THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I.

CONTRIBUTIONS AND OTHER TRANSACTIONS

SECTION 1.01. Contributions and Other Transactions. Upon the terms and conditions of this Agreement, on the date hereof, the parties hereto hereby agree to consummate the following transactions in the following order (collectively, the “Transactions”):

(i) PIK Note Issuance. The Issuer hereby issues to the Convertible Noteholders additional Convertible Notes in an aggregate principal amount of $2,493,750 (in the proportion set forth on Schedule I attached hereto) (with respect to a Convertible Noteholder, its “Pro Rata Portion”) issued under the Indenture as payment “in-kind” of (and in satisfaction of any obligation to make a cash payment in respect of) accrued interest on the Convertible Notes that is due and payable on the Interest Payment Date occurring on November 15, 2022 (the “PIK Note Issuance”).

(ii) Newco Note Contribution and Grant of Purchase Rights. Immediately following the PIK Note Issuance, (a) the Convertible Noteholders hereby contribute, transfer, assign, convey and deliver to Newco, and Newco hereby acquires and accepts from the Convertible Noteholders, all right, title and interest of the Convertible Noteholders in Convertible Notes in an aggregate principal amount of $2,493,750 (the “Contributed Notes”) (with each Convertible Noteholder contributing its Pro Rata Portion thereof) and (b) in exchange for such contribution, Newco hereby grants to each Convertible Noteholder a right to purchase its Pro Rata Portion of $28,000,000 of new limited partnership interests of Newco at a discount of 35% to the Agreed Equity Value (as defined in the Transaction Term Sheet (as defined in the TSA)), pursuant to step 3.1(n) of the Implementation Step Plan and subject to the occurrence of steps 3.1(d) – (m) of the Implementation Step Plan, which purchase right may be assigned by a Convertible Noteholder to any transferee of such Convertible Noteholder’s Convertible Notes (other than the Contributed Notes) to the extent such transfer complies with the terms of the TSA (the transactions described in the foregoing clauses (a) and (b), the “Newco Note Contribution and Grant of Purchase Rights”).

(iii) Finance Co Note Contribution. Immediately following the Newco Note Contribution and Grant of Purchase Rights, (a) Newco hereby contributes, transfers, assigns, conveys and delivers to Finance Co, and Finance Co hereby acquires and accepts from Newco, all right, title and interest of Newco in the Contributed Notes and (b) in exchange for such contribution, Finance Co hereby issues to Newco 99,999 ordinary shares of par value $0.01 each in Finance Co (such shares, the “Finance Co Shares”) having a value equal to the value of such Contributed Notes (the transactions described in the foregoing clauses (a) and (b), the “Finance Co Note Contribution”).

(iv) Merger Co Note Contribution. Immediately following the Finance Co Note Contribution, (a) Finance Co hereby contributes, transfers, assigns, conveys and delivers to Merger Co, and Merger Co hereby acquires and accepts from Finance Co, all right, title and interest of Finance Co in a portion of the Contributed Notes in an aggregate principal amount of $1,246,875 and (b) in exchange for such contribution, Merger Co hereby issues to Finance Co 99,999 ordinary shares of par value $0.01 each in Merger Co (such shares, the “Merger Co Shares”) having a value equal to the value of such Contributed Notes (the transactions described in the foregoing clauses (a) and (b), the “Merger Co Note Contribution”).

(v) Issuer Note Contribution and Preference Share Issuance. Immediately following the Merger Co Note Contribution, (a) (1) Merger Co hereby contributes, transfers, assigns, conveys and delivers to the Issuer, and the Issuer hereby acquires and accepts from Merger Co, all right, title and interest of Merger Co in all of the Contributed Notes held by it having an aggregate principal amount of $1,246,875, (2) in exchange for such contribution, the Issuer hereby issues to Merger Co 800,000 of the Issuer’s preference shares, of the same class, and with the same rights, as the Issuer’s existing preference shares (such shares, the “Preference Shares”) and (3) contemporaneously with the foregoing acquisition, such Contributed Notes shall be cancelled and the Issuer shall take all necessary actions to effectuate such cancellation; and (b) (1) Finance Co hereby contributes, transfers, assigns, conveys and delivers to the Issuer, and the Issuer hereby acquires and accepts from Finance Co, all right, title and interest of Finance Co in all of the Contributed Notes held by it having an aggregate principal amount of $1,246,875, (2) in exchange for such contribution, the Issuer hereby issues to Finance Co 800,000 of the Issuer’s Preference Shares and (3) contemporaneously with the foregoing acquisition, such Contributed Notes shall be cancelled and the Issuer shall take all necessary actions to effectuate such cancellation (the transactions described in the foregoing clauses (a) and (b), the “Issuer Note Contribution and Preference Share Issuance”).

SECTION 1.02. Agreement and Acknowledgement of Transaction Direction. Each party hereto hereby requests, directs and authorizes that, in order to simplify and expedite the mechanics of completing the Transactions, in lieu of completing each Transaction set forth in Section 1.01, the Convertible Noteholders shall instead transfer the Contributed Notes directly to the Issuer on behalf of the relevant parties hereto in exchange for the applicable preference shares issuable to the relevant parties hereto pursuant to the Issuer Note Contribution and Preference Share Issuance. Each party hereto acknowledges and agrees that the foregoing direction is being done solely for administrative convenience and shall not alter or change any of the Transactions (or the intended legal effect thereof) in any manner.

ARTICLE II.

REPRESENTATIONS AND WARRANTIES

SECTION 2.01.Representations and Warranties of Newco, Finance Co and Merger Co. Each of Newco (with respect to the following subsections (a) – (d)), Finance Co (with respect to subsections (a) – (d) and (e)) and Merger Co (with respect to subsections (a) – (d) and (f)) represents and warrants, severally and not jointly, to each of the other parties hereto that:

(a) Organization and Good Standing; Power and Authority. Such party is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Such party has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under this Agreement.

(b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary organizational actions on the part of such party.

(c) Binding Obligation. This Agreement is the legally valid and binding obligation of such party, enforceable against such party in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar Laws affecting the enforcement of creditors’ rights in general and subject to general principles of equity and the discretion of courts in granting equitable remedies (regardless of whether enforcement is sought in a proceeding at law or in equity) (the “Enforceability Exceptions”).

(d) No Conflicts. The execution, delivery, and performance by such party of this Agreement do not and will not (a) violate any provision of law, rule or regulation applicable to such party or by which such party is bound, (b) conflict with such party’s organizational or governance documents, or (c) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation by which such party or any of its property is bound.

(e) Valid Issuance of Finance Co Shares. When issued in accordance with the terms of this Agreement, the Finance Co Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, except (i) as set forth in the governing documents of Finance Co and (ii) restrictions on transfer under federal, state and/or foreign securities laws.

(f) Valid Issuance of Merger Co Shares. When issued in accordance with the terms of this Agreement, the Merger Co Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, except (i) as set forth in the governing documents of Merger Co and (ii) restrictions on transfer under federal, state and/or foreign securities laws.

SECTION 2.02.Representations and Warranties of the Issuer. The Issuer represents and warrants to each of the other parties hereto that:

(a) Organization and Good Standing; Power and Authority. The Issuer is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. The Issuer has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under this Agreement.

(b) Authorization. The execution and delivery of this Agreement and the performance of the Issuer’s obligations hereunder have been duly authorized by all necessary organizational actions on the part of the Issuer.

(c) Binding Obligation. This Agreement is the legally valid and binding obligation of the Issuer, enforceable against the Issuer in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions.

(d) No Conflicts. The execution, delivery, and performance by the Issuer of this Agreement does not and will not (a) violate any provision of law, rule or regulation applicable to the Issuer or by which the Issuer is bound, (b) conflict with the Issuer’s organizational or governance documents, or (c) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation by which the Issuer or any of its property is bound.

(e) Valid Issuance of Preference Shares. When issued in accordance with the terms of this Agreement, the Preference Shares will be duly authorized, validly issued and outstanding, fully paid and nonassessable and free and clear of all liens, except (i) as set forth in the governing documents of the Issuer and (ii) restrictions on transfer under federal, state and/or foreign securities laws.

SECTION 2.03.Representations and Warranties of the Convertible Noteholders. Each of the Convertible Noteholders represents and warrants, severally and not jointly, to each of the other parties hereto that:

(a) Organization and Good Standing; Power and Authority. Such Convertible Noteholder is an entity duly organized, validly existing, and in good standing under the laws of the jurisdiction of its organization. Such Convertible Noteholder has all requisite power and authority to enter into this Agreement and to carry out the transactions contemplated by, and perform its obligations under this Agreement.

(b) Authorization. The execution and delivery of this Agreement and the performance of its obligations hereunder have been duly authorized by all necessary organizational actions on the part of such Convertible Noteholder.

(c) Binding Obligation. This Agreement is the legally valid and binding obligation of such Convertible Noteholder, enforceable against such Convertible Noteholder in accordance with its terms, except as such enforcement may be limited by the Enforceability Exceptions.

(d) No Conflicts. The execution, delivery, and performance by such party of this Agreement do not and will not (a) violate any provision of law, rule or regulation applicable to such Convertible Noteholder or by which such Convertible Noteholder is bound, (b) conflict with such Convertible Noteholder’s organizational or governance documents, or (c) conflict with, result in a breach of, or constitute (with due notice or lapse of time or both) a default under, any material contractual obligation by which such Convertible Noteholder or any of its property is bound.

(e) Ownership of Contributed Notes. Such Convertible Noteholder is the sole legal and beneficial owner of the Contributed Notes held by such Convertible Noteholder and has good, valid and marketable title to its Contributed Notes, free and clear of any liens. Such Convertible Noteholder has not, in whole or in part, (i) assigned, transferred, hypothecated, pledged, exchanged or otherwise disposed of any of its Contributed Notes or any of its rights in its Contributed Notes, or (ii) given any person or entity any transfer order, power of attorney, voting or economic rights, or other authority of any nature whatsoever with respect to its Contributed Notes (other than as set forth in this Agreement). Upon such Convertible Noteholder’s contribution of its Contributed Notes pursuant to the Newco Note Contribution and Grant of Purchase Rights, such Contributed Notes shall be free and clear of all liens, except as may be imposed thereon by Newco or applicable law.

(f) Securities Law Representations. Such Convertible Noteholder (i) is a “qualified institutional buyer” within the meaning of Rule 144A under the Securities Act, (ii) is an institutional “accredited investor” within the meaning of Rule 501(a)(1), (2), (3) or (7) under the Securities Act, or (iii) is not a “U.S. person” within the meaning of Regulation S under the Securities Act or acting for the account or benefit of U.S. persons.

ARTICLE III.

MISCELLANEOUS

SECTION 3.01.Survival. All of the covenants and agreements contained herein shall survive the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby.

SECTION 3.02. Amendments and Waivers.

(a) Any provision of this Agreement may be amended or waived if, but only if, such amendment or waiver is in writing and, in the case of an amendment, signed by each of the parties hereto.

(b) No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

SECTION 3.03. Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns. Except as set forth herein, n party hereto shall assign this Agreement or any of its rights, interests or obligations hereunder without the prior written consent of each of the parties hereto.

SECTION 3.04. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York applicable to contracts executed in and to be performed entirely within such State.

SECTION 3.05. Jurisdiction. Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its assets and properties, to the exclusive jurisdiction of the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York , and any appellate court from such court, in any action or proceeding arising out of or relating to this Agreement, the agreements delivered in connection with this Agreement, or the transactions contemplated hereby or thereby, or for recognition or enforcement of any judgment relating thereto, and each of the parties to this Agreement hereby irrevocably and unconditionally (i) agrees not to commence any such action or proceeding except in such courts; (ii) agrees that any claim in respect of any such action or proceeding may be heard and determined in the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York; (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such action or proceeding in the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York; and (iv) waives, to the fullest extent permitted by applicable law, the defense of an inconvenient forum to the maintenance of such action or proceeding in the federal and state courts of competent jurisdiction in the Borough of Manhattan in The City of New York . Each of the parties to this Agreement hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.

SECTION 3.06. Waiver Of Jury Trial. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER OR IN CONNECTION WITH THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE, IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND ANY OF THE OTHER AGREEMENTS DELIVERED IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. EACH PARTY TO THIS AGREEMENT CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE EITHER OF SUCH WAIVERS, (II) IT UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (III) IT MAKES SUCH WAIVERS VOLUNTARILY AND (IV) IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.06.

SECTION 3.07. Counterparts; Third Party Beneficiaries; Construction. This Agreement may be executed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. No provision of this Agreement shall confer upon any person other than the parties hereto any rights or remedies hereunder. In construing this Agreement, all currency amounts referenced herein are in U.S. Dollars.

SECTION 3.08. Entire Agreement. This Agreement, taken together with the TSA, constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both oral and written, among the parties with respect to the subject matter hereof.

SECTION 3.09. Severability. If one or more provisions of this Agreement are finally held to be unenforceable under applicable law, such provision shall be deemed to be excluded from this Agreement and the balance of this Agreement shall be interpreted as if such provision were so excluded and shall be enforced in accordance with its terms to the maximum extent permitted by law.

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IN WITNESS WHEREOF, the parties have duly executed this Assignment Agreement as of the date first written above.

[Signature Page to Omnibus Transaction Agreement – Merger Co]

ISSUER:

QUOTIENT LIMITED

By:	/s/ Ali Kiboro
Name:	Ali Kiboro
Title:	Chief Financial Officer

SCHEDULE I

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